EXHIBIT 99.1

Contacts:	Leiv Lea Pharmacyclics, Inc. (408) 774-0330 Carolyn Wang WeissComm Partners (415) 946-1065

PHARMACYCLICS REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

- Company to Host Conference Call at 4:30 p.m. EST Today -

Sunnyvale, Calif., -- January 24, 2008 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its second fiscal quarter ended December 31, 2007. The net loss for the second quarter of fiscal 2008 was $5.9 million, or $0.23 per share, compared to a net loss of $6.0 million, or $0.25 per share, in the second quarter of fiscal 2007.

Total operating expenses were $6.2 million in the second quarter of fiscal 2008 compared to $6.5 million for the second quarter of fiscal 2007, a decrease of $0.3 million. Share-based compensation expense was $0.6 million in each of the second quarter of fiscal 2008 and the second quarter of fiscal 2007. The decrease in total operating expenses in the second quarter of fiscal 2008 was primarily related to reduced personnel expenses due to lower headcount partially offset by increased pre-clinical and drug manufacturing expenses associated with the Company's HDAC, Factor VIIa and Btk inhibitor programs.

Pharmacyclics also reported its financial results for the six months ended December 31, 2007. The net loss for the six months ended December 31, 2007 was $12.7 million, or $0.49 per share, compared to a net loss of $12.5 million, or $0.56 per share, for the six months ended December 31, 2006.

As of December 31, 2007, the company's cash, cash equivalents and marketable securities totaled $27.1 million compared to $38.8 million at June 30, 2007.

"We are executing on our strategy to increase the value of our diverse product pipeline by advancing multiple clinical and R&D programs forward successfully," said Richard A. Miller, M.D., president and chief executive officer of Pharmacyclics. "We own worldwide rights to these novel compounds, which have the potential to address large unmet needs in oncology and autoimmune diseases and plan to partner certain programs and continue developing others ourselves."

Recent Events and Upcoming Milestones

  Received non-approvable letter from the FDA for the company's new drug application for motexafin gadolinium for the treatment of brain metastases in non-small cell lung cancer patients.

  Completed patient enrollment in three Phase 2 trials with motexafin gadolinium for treatment of relapsed non-small cell lung cancer.

  Data presented at American Society of Hematology (ASH) 49th Annual Meeting in Atlanta demonstrated activity of company's Bruton's tryrosine kinase (Btk) inhibitor drug candidate in lymphoma and autoimmune diseases and that its HDAC inhibitor, PCI-24781, suppressed RAD51 gene expression in lymphoma cell lines, leading to the inhibition of homologous recombination, a cellular mechanism of DNA repair.

  Enrollment initiated in Phase 1 clinical trial of oral HDAC inhibitor, PCI- 24781, for treatment of advanced cancer patients.
  Plan to initiate Phase 1/2 trial evaluating HDAC inhibitor, PCI-24781, given orally in hematologic malignancies in second quarter of 2008.
  Plan to file investigational new drug (IND) application for the company's Factor VIIa inhibitor in the second half of 2008.

  Plan to file an IND application for the company's small molecule Btk inhibitor in the second half of 2008.

Conference Call and Webcast Details

The Company will hold a conference call today at 4:30 p.m. EST to discuss second quarter 2008 financial results. To participate in the conference call, please dial 800-497-0451 for domestic callers and 706-758-3306 for international callers and reference conference passcode, 31926585. To access the live audio broadcast or the subsequent archived recording log on to http://ir.pharmacyclics.com. The archived version of the webcast will be available on the company's website for one month.

About Pharmacyclics
Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and other serious diseases. The company is leveraging its small- molecule drug development expertise to build a pipeline in oncology and other diseases based on a wide range of targets, pathways and mechanisms. More information about the company, its technology, and products can be found at www.pharmacyclics.com. Pharmacyclics®, and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

NOTE: Other than statements of historical fact, the statements made in this press release about the initiation of and enrollment and future plans for our clinical trials, progress of and reports of results from preclinical and clinical studies, clinical development plans and product development and corporate partnering activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "will," "may," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-looking statements, but their absence does not mean that the statement is not forward- looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with our ability to obtain future financing and fund the product development of our pipeline; the initiation, timing, design, enrollment and cost of clinical trials and preclinical studies; unexpected delays in clinical trials and preclinical studies and the timing for making related regulatory filings; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; our future capital requirements; and the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-K for the period ended June 30, 2007 and its subsequently filed quarterly reports on Form 10-Q. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

Pharmacyclics, Inc.

(a development stage enterprise)

Condensed Statements of Operations

(unaudited) (in thousands, except per share data)

                                                 Three Months         Six Months
                                              Ended December 31,  Ended December 31,
                                              ------------------  ------------------
                                                2007      2006      2007      2006
                                              --------  --------  --------  --------
Grant revenue                                $     --  $     --  $     --  $     19
Operating expenses:
     Research and development ..............    4,462     4,810     9,702     9,888

     General and administrative ............    1,756     1,686     3,823     3,610
                                              --------  --------  --------  --------
            Total operating expenses .......    6,218     6,496    13,525    13,498
                                              --------  --------  --------  --------
Loss from operations .......................   (6,218)   (6,496)  (13,525)  (13,479)

Interest and other, net ....................      358       519       835     1,011
                                              --------  --------  --------  --------
Net loss ................................... $ (5,860) $ (5,977) $(12,690) $(12,468)
                                              ========  ========  ========  ========

Basic and diluted net loss per share ....... $  (0.23) $  (0.25) $  (0.49) $  (0.56)
                                              ========  ========  ========  ========
Shares used to compute basic and
    diluted net loss per share .............   25,986    23,837    25,977    22,403
                                              ========  ========  ========  ========

Condensed Balance Sheets

(unaudited, in thousands)

                                                            December 31,  June 30,
                                                               2007         2007
                                                            -----------  -----------

   Assets
     Cash, cash equivalents and marketable securities .... $    27,119  $    38,762

     Other current assets ................................         928          961
                                                            -----------  -----------
          Total current assets ...........................      28,047       39,723

     Property and equipment, net .........................         691          849

     Other noncurrent assets .............................         523          523
                                                            -----------  -----------
                                                           $    29,261  $    41,095
                                                            ===========  ===========

   Liabilities and stockholders' equity
     Current liabilities ................................. $     2,123  $     2,615

     Long-term obligations ...............................          76           79

     Stockholders' equity ................................      27,062       38,401
                                                            -----------  -----------
                                                           $    29,261  $    41,095
                                                            ===========  ===========

# # #